Exhibit 99.7

December 21, 2017

Aviragen Therapeutics, Inc.

2500 Northwinds Parkway, Suite 100
Alpharetta, Georgia 30009

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Aviragen Therapeutics, Inc. (the “Company”) has filed a Registration Statement on Form S-4 (Registration No. 333-222009) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/Jan Leschly
Name: Jan Leschly